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As filed with the Securities and Exchange Commission on August 18, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVESTOOLS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0685039 (IRS Employer Identification Number)

5959 CORPORATE DRIVE, SUITE LL 250, HOUSTON, TEXAS 77036
(Address of principal executive offices)

(281) 588-9700
(Registrant's telephone number, including area code)

INVESTools Inc. 2004 Restricted Stock Plan
 (Full title of the plan)

Lee K. Barba
Chief Executive Officer and Chairman of the Board
INVESTools Inc.
5959 Corporate Drive, Suite LL 250
Houston, Texas 77036
 (Name and address of agent for service)

(281) 588-9700
 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	500,000	$1.80	$900,000	$114.03

(1)
Pursuant to Rule 416 under the securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under the INVESTools Inc. 2004 Restricted Stock Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2)
The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low sales price of a share of the Company's Common Stock on the American Stock Exchange on August 16, 2004..

PART I            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of this Registration Statement will be provided to employees as specified under Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by INVESTools Inc. (the "Company" or "INVESTools") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

  (i)
  The Company's Annual Report on Form 10-K for the year ended December 31, 2003;

  (ii)
  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004

  (iii)
  The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

  (iv)
  The Company's Current Reports on Form 8-K furnished to the Commission on February 27, 2004, May 17, 2004 and August 13, 2004.

  (v)
  The Company's Current Reports on Form 8-K/A furnished to the Commission on August 13, 2004;

  (vi)
  The Company's Current Reports on Form 8-K filed with the Commission on March 10, 2004, April 8, 2004, May 20, 2004, June 8, 2004 and June 25, 2004.

  (vii)
  The description of the Company's common stock set forth in the Registration Statement on Form S-4 (Registration No. 333-67454), as filed on August 14, 2001, including any amendments or reports filed with the Commission for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for any breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of a dividend or approval of a stock repurchase in violation of the DGCL or for any transaction in which such director obtained an improper personal benefit. INVESTools' amended and restated certificate of incorporation and amended and restated by-laws include a provision that eliminates such personal liability to the extent provided in the DGCL.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

        Section 145 of the DGCL provides, among other things, that INVESTools may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of INVESTools) by reason of the fact that the person is or was a director, officer, agent or employee of INVESTools or is or was serving at INVESTools' request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) in the case of a present or former director or officer, if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he or she reasonably believes to be in the best interest, or not opposed to the best interest, of INVESTools, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of INVESTools as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall be adjudged to be liable to INVESTools, unless the court believes that in light of all the circumstances indemnification should apply. INVESTools' amended and restated certificate of incorporation and amended and restated by-laws require INVESTools to indemnify such persons to the fullest extent permitted under the DGCL.

        In addition, in accordance with Section 145 of the DGCL, INVESTools' amended and restated certificate of incorporation and amended and restated by-laws permit INVESTools to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them arising out of their capacity or status as directors and officers, whether or not INVESTools would have the power to indemnify its directors and officers against such liability under the provisions of Section 145 of the DGCL. INVESTools has agreements indemnifying its officers and directors for certain events and occurrences while the officer or director is, or was, serving at INVESTools' request in such capacity. INVESTools has directors and officers liability insurance now in effect that insures its directors and officers.

        INVESTools' amended and restated certificate of incorporation and amended and restated by-laws also provide that in advance of the final disposition of any proceeding, INVESTools shall pay directors and officers, and may pay officers, employees or agents, the expenses incurred in defending such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it should be determined ultimately that such person is not entitled to be indemnified by INVESTools.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of INVESTools Inc. (incorporated by reference to Annex A to the joint proxy statement/prospectus filed on Form S-4 (Registration No. 333-67454) on August 14, 2001).
4.2	By-laws of INVESTools Inc. (incorporated by reference to Annex VI to the joint proxy statement/prospectus filed on Form S-4 (Registration No. 333-67454) on August 14, 2001).
5.1	Opinion of Locke Liddell & Sapp LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page hereto).
99.1	INVESTools Inc. 2004 Restricted Stock Plan (incorporated by reference to Appendix B to Schedule 14A filed with Commission on April 29, 2004).

Item 9. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 18th day of August 2004.

INVESTOOLS INC.
By:	/s/ LEE K. BARBA Lee K. Barba Chief Executive Officer and Chairman of the Board

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee K. Barba and Paul A. Helbling, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this Registration Statement, and to file the same, with all exhibits thereto, and all other statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 18, 2004.

Signature	Title

/s/ LEE K. BARBA Lee K. Barba	Chief Executive Officer and Chairman of the Board
/s/ PAUL A. HELBLING Paul A. Helbling	Chief Financial Officer (Principal Accounting Officer)
/s/ MICHAEL H. GOLDSMITH Michael H. Goldsmith	Director
/s/ DOUGLAS T. TANSILL Douglas T. Tansill	Director
/s/ HANS VON MEISS Hans von Meiss	Director
/s/ STEVEN C. WOOD Steven C. Wood	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of INVESTools Inc. (incorporated by reference to Annex A to the joint proxy statement/prospectus filed on Form S-4 (Registration No. 333-67454) on August 14, 2001).
4.2	By-laws of INVESTools Inc. (incorporated by reference to Annex VI to the joint proxy statement/prospectus filed on Form S-4 (Registration No. 333-67454) on August 14, 2001).
5.1	Opinion of Locke Liddell & Sapp LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page hereto).
99.1	INVESTools Inc. 2004 Restricted Stock Plan (incorporated by reference to Appendix B to Schedule 14A filed with Commission on April 29, 2004).

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  PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
  PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX